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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our twenty-three reports each dated February 14, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of AIM V.I. Basic Balanced, AIM V.I. Basic Value Fund, AIM V.I. Blue Chip, AIM V.I. Capital Appreciation, AIM V.I. Capital Development Fund, AIM V.I. Core Equity Fund, AIM V.I. Demographic Trends Fund, AIM V.I. Diversified Income Fund, AIM V.I. Dynamics Fund, AIM V.I. Financial Services Fund, AIM V.I. Global Health Care Fund, AIM V.I. Government Securities Fund, AIM V.I. High Yield Fund, AIM V.I. International Growth Fund, AIM V.I. Large Cap Growth Fund, AIM V.I. Leisure Fund, AIM V.I. Mid Cap Core Equity Fund, AIM V.I. Money Market Fund, AIM V.I. Real Estate Fund, AIM V.I. Small Cap Equity Fund, AIM V.I. Small Company Growth Fund, AIM V.I. Technology Fund, AIM V.I. Utilities Fund (twenty-three of the portfolios of AIM Variable Insurance Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Examples of Persons to Whom AIM Provides Non-Public Portfolio Holdings on an Ongoing Basis", and "Other Service Providers", in such Registration Statement.





PricewaterhouseCoopers LLP

Houston, Texas
April 27, 2006